EXHIBIT 99.1

October 14, 2004 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended September 30, 2004, of $1,670,000 representing an increase of 5.0 percent over the same period in the prior year. Earnings per share for the third quarter of 2004 were $.48, up 4.3 percent from the $.46 earned the third quarter of 2003. For the nine months ended September 30, 2004, consolidated net income was $6,487,000, or $1.87 per share, compared to $4,622,000, or $1.33 per share, for the same nine month period a year ago. The year-to-date earnings include the previously disclosed sale of OVBC's investment in ProCentury Corp. [Nasdaq: PROS]. The second quarter sale resulted in an after-tax gain of $1,625,000 or $.47 per share. Excluding the sale of the ProCentury investment, operating earnings for the nine months ended September 30, 2004 were $4,862,000, up 5.2 percent compared to $4,622,000 a year ago.
Operating earnings per share were $1.40 for the first nine months of 2004 versus $1.33 last year, an increase of 5.3 percent. On an operating basis, return on average assets and return on average equity were .90 percent and 11.92 percent for the first nine months of 2004, versus .89 percent and 11.95 percent for the prior year.

The increase in operating earnings reflects the reduction in provision for loan loss expense which was driven by a decline in nonperforming loans and net loan charge-offs. The Company's ratio of nonperforming loans to total loans decreased to .45 percent at September 30, 2004, as compared to .96 percent at September 30, 2003 and the ratio of nonperforming assets to total assets decreased to .63 percent at September 30, 2004 from 1.18 percent the prior year. With improved asset quality in commercial and consumer loans, the Company's net charge-offs for the first nine months of 2004 were down $990,000 from the same time period the prior year. Based on the evaluation of the adequacy of the allowance for loan losses, management provided $1,612,000 to the allowance for loan losses for the nine months ended September 30, 2004, a decrease of $2,015,000 from the same time period the prior year. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio. The allowance for loan losses was 1.15 percent of total loans at September 30, 2004, as compared to
1.32 percent at September 30, 2003.

For the nine months ended September 30, 2004, net interest income decreased $248,000 or 1.2 percent from last year. For the third quarter of 2004, net interest income decreased $20,000 from the prior year third quarter. The decline in net interest income was in relation to the net interest margin for the nine months ending September 30, 2004 decreasing to 4.10 percent from 4.33 percent for the same time period the prior year. The lower net interest margin was attributable to lower asset yields due to the Company's desire to shift from higher-yielding fixed rate assets to variable rate assets. Partially offsetting the impact in net interest margin compression was the growth in average earning assets. For the first nine months of 2004, average earning assets grew $26,902,000 or 4.1 percent from the same time period last year. Comparing sequential quarters, net interest income for the third quarter of 2004 was up $145,000 or 2.1 percent from the second quarter of 2004 as the net interest margin began to improve.

Noninterest income totaled $6,486,000 for the nine months ended September 30, 2004, as compared to $4,458,000 for the same time period last year. For the three months ended September 30, 2004, noninterest income totaled $1,375,000 compared to $1,485,000 for 2003's third quarter. Included in the year-to-date increase in noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. Gain on sale of loans for the first nine months of 2004 was down $404,000 from the same time period last year caused by a decline in the sales of secondary market real estate loans due to lower mortgage refinance volume and a shift to variable rate mortgage originations which management does not intend to sell. Offsetting a portion of this decline was a year-to-date increase in service charges on deposit accounts of $112,000 or 4.8 percent.

On a year-to-date basis, noninterest expense totaled $15,879,000 in 2004, an increase of $765,000 or 5.1 percent compared to $15,114,000 the previous year. On a quarter-to-date basis, noninterest expense increased $194,000 or 3.8 percent from the third quarter in 2003. Salaries and employee benefits grew $684,000 or 7.9 percent for the first nine months of 2004, as compared to the same time period in 2003. The increase was related to annual merit increases, rising benefit costs and additional employees. With the renovation of the Milton office and upgrade in personal computers within various departments, furniture and equipment expense was up $174,000 on a year-to-date basis. The remaining noninterest expense categories were down $93,000 collectively from 2003.

Total assets increased $22,719,000 from year end 2003 to reach $730,046,000 at September 30, 2004. Driving asset growth for 2004 was loan growth of $28,024,000, which equals an annual growth rate of 6.5 percent as compared to the 2.5 percent growth rate for all of 2003. Consumer loan growth of 8.3 percent and real estate loan growth of 5.2 percent were the primary contributors. Total deposits grew $32,192,000 from year end 2003 to fund loan growth and to reduce borrowed funds, which are down $16,513,000. The growth in deposits was primarily in certificates of deposit originated from local and national markets

"I would like to thank our employees for their hard work and dedication in continuing the earnings momentum through the third quarter," stated Jeffrey E. Smith, President and CEO. "I continue to be pleased with the significant improvement in the Company's objective of enhanced asset quality. With the efforts to reduce nonperforming loans, our provision for loan losses was reduced to less than half of last year's amount."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and nine months ended September 30, 2004 and 2003.

                                   Three months ended         Nine months ended
(in $000's, except per share data)    September 30,             September 30,
                                     2004       2003           2004       2003
                                   --------   --------       --------   --------

Net income                         $ 1,670    $ 1,590        $ 6,487    $ 4,622

  Gain on sale of investment          ----       ----         (2,463)      ----
  Tax effect                          ----       ----            838       ----
  After-tax non-operating items       ----       ----         (1,625)      ----

Operating earnings                 $ 1,670    $ 1,590        $ 4,862    $ 4,622


Earnings per share                 $  0.48    $  0.46        $  1.87    $  1.33

  Gain on sale of investment          ----       ----          (0.71)      ----
  Tax effect                          ----       ----           0.24       ----
  After-tax non-operating items       ----       ----          (0.47)      ----

Operating earnings per share       $  0.48    $  0.46        $  1.40    $  1.33


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                 Three months ended         Nine months ended
                                    September 30,             September 30,
                                  2004         2003         2004         2003
                               ----------   ----------   ----------   ----------
PER SHARE DATA
 Operating earnings per share      $0.48        $0.46        $1.40        $1.33
 Earnings per share                $0.48        $0.46        $1.87        $1.33
 Dividend per share                $0.19        $0.18        $0.56        $0.53
 Book value per share             $16.51       $15.19       $16.51       $15.19
 Dividend payout ratio             39.37%       39.41%       30.00%       39.82%
 Weighted average shares
   outstanding                 3,462,871    3,483,994    3,477,305    3,476,898

PERFORMANCE RATIOS
 Operating return on
   average equity                  12.23%       11.96%       11.92%       11.95%
 Return on average equity          11.87%       11.96%       15.64%       11.95%
 Operating return on
   average assets                   0.92%        0.91%        0.90%        0.89%
 Return on average assets           0.92%        0.91%        1.21%        0.89%
 Net interest margin                4.05%        4.28%        4.10%        4.33%
 Operating efficiency ratio        64.11%       60.69%       64.02%       59.18%
 Efficiency ratio                  64.11%       60.69%       58.24%       59.18%
 Average earning assets
   (in 000's)                   $683,326     $649,616     $677,756     $650,854

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Nine months ended
(in $000's)                             September 30,           September 30,
                                      2004       2003         2004       2003
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $ 10,023   $ 10,280     $ 29,781   $ 31,518
     Interest and dividends on
      securities                         888        899        2,744      2,766
          Total interest income       10,911     11,179       32,525     34,284
Interest expense:
     Deposits                          2,825      2,951        8,379      9,441
     Borrowings                        1,194      1,316        3,584      4,033
          Total interest expense       4,019      4,267       11,963     13,474
Net interest income                    6,892      6,912       20,562     20,810
Provision for loan losses                471        996        1,612      3,627
Noninterest income:
     Service charges on deposit
      accounts                           845        832        2,444      2,332
     Trust fees                           48         54          154        165
     Income from bank owned insurance    148        172          458        516
     Gain on sale of loans                21         84           31        435
     Gain on sale of ProCentury Corp.   ----       ----        2,463       ----
     Other                               313        343          936      1,010
          Total noninterest income     1,375      1,485        6,486      4,458
Noninterest expense:
     Salaries and employee benefits    3,185      2,938        9,305      8,621
     Occupancy                           311        331          962        980
     Furniture and equipment             317        267          918        744
     Data processing                     183        177          543        475
     Other                             1,349      1,438        4,151      4,294
          Total noninterest expense    5,345      5,151       15,879     15,114
Income before income taxes             2,451      2,250        9,557      6,527
Income taxes                             781        660        3,070      1,905
NET INCOME                          $  1,670   $  1,590     $  6,487   $  4,622

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except
 share and per share data)                   September 30,          December 31,
                                                 2004                 2003
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                       $        14,249      $        17,753
Federal funds sold                                   5,075                 ----
     Total cash and cash equivalents                19,324               17,753
Interest-bearing deposits in other banks               526                  859
Securities available-for-sale                       70,401               76,352
Securities held-to-maturity
   (estimated fair value:  2004 -
    $13,609, 2003 - $13,547)                        12,938               12,835
Total loans                                        601,728              573,704
   Less:  Allowance for loan losses                 (6,941)              (7,593)
     Net loans                                     594,787              566,111
Premises and equipment, net                          8,969                9,142
Accrued income receivable                            2,769                2,700
Goodwill                                             1,267                1,267
Bank owned life insurance                           13,593               13,222
Other assets                                         5,472                7,086
          Total assets                     $       730,046      $       707,327

LIABILITIES
Noninterest-bearing deposits               $        61,660      $        62,235
Interest-bearing deposits                          478,041              445,274
     Total deposits                                539,701              507,509
Securities sold under agreements to
 repurchase                                         25,026               24,018
Other borrowed funds                                85,049              101,562
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  9,764                6,330
          Total liabilities                        673,040              652,919

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2004 -
  3,680,035 shares issued, 2003 -
  3,658,212 shares issued)                           3,680                3,658
Additional paid-in capital                          31,626               30,962
Retained earnings                                   27,884               23,343
Accumulated other comprehensive income                  88                  624
Treasury stock at cost (2004 - 227,710 shares,
 2003 - 159,611 shares)                             (6,272)              (4,179)
          Total shareholders' equity                57,006               54,408
               Total liabilities and
                 shareholders' equity      $       730,046      $       707,327